EXHIBIT 10.55

THIRD AMENDMENT TO SECURED PROMISSORY NOTE

This Third Amendment to Secured Promissory Note (this "Amendment") is made as of October 5, 2009, by and between Imageware Systems, Inc., a Delaware corporation ("Borrower"), and BET Funding LLC, a Delaware limited liability company ("Lender").

BACKGROUND

A.           On February 12, 2009, Borrower issued to Lender a secured promissory note (the "Original Note") in the original principal amount of Five Million Dollars ($5,000,000).  On such date, Lender made to Borrower an initial advance under the Note of One Million Dollars ($1,000,000).  The Note and all instruments, documents and agreements executed in connection therewith, or related thereto, are referred to herein collectively as the "Financing Documents".  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Note.

B.           On June 9, 2009, Borrower and Lender entered into that certain Waiver and Amendment Agreement (the "Waiver and Amendment Agreement") in order to (i) waive certain existing events of default under the Note and (ii) amend certain terms of the Note.

C.           On June 22, 2009, Borrower and Lender entered into that certain Amendment to Promissory Note (the "Second Amendment") pursuant to which (i) Lender made a subsequent advance to Borrower under the Note in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000), and (ii) certain terms of the Note were amended.  The Original Note, as amended by the Waiver and Amendment Agreement and the Second Amendment, is hereinafter referred to as the "Note".

D.           Lender has agreed to make one or more subsequent advances under the Note in an aggregate amount of up to One Million Dollars ($1,000,000) (collectively, the "Additional Advances" and each, an "Additional Advance") on the terms and conditions set forth in this Amendment.  In connection therewith, Borrower and Lender have agreed to amend certain terms of the Note as evidenced herein.

E.           In consideration for agreeing to make the Additional Advances, Borrower shall pay, execute and deliver to Lender, as a loan origination fee, the following: (i) a warrant (the "Additional Warrant") to acquire 200,000 shares of Common Stock (the "Additional Warrant Shares") at an exercise price of ________ cents ($0.__ per share (the "Additional Warrant Exercise Price"), in substantially the form of Exhibit A attached hereto, and (ii) an assignment of U.S. Patent No. 5,345,313 (dated September 6, 1994), U.S. Patent No. 5,469,536 (dated November 21, 1995), U.S. Patent No. 5,577,179 (dated November 19, 1996) and U.S. Patent No. 5,687,306 (dated November 11, 1997) (collectively, the "Patents"), in substantially the form of Exhibit B attached hereto, pursuant to which Lender shall acquire all of Borrower's right, title and interest in such patents (the "Assignment of Patents").

NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

SECTION 1.  ACKNOWLEDGMENT OF INDEBTEDNESS, ETC.

1.1           Note.  Borrower hereby acknowledges and confirms that as of the close of business on October 1, 2009, Borrower is indebted to Lender, without defense, setoff, claim or counterclaim under the Financing Documents, in the aggregate principal amount of $1,350,000, together with accrued and unpaid interest in the amount of $65,412.50 and all other unreimbursed fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Financing Documents.

1.2           Fees and Expenses.  Borrower acknowledges and agrees that it is liable for all fees, costs and expenses (including attorneys' fees) incurred by Lender in connection with the documentation, preparation, interpretation and negotiation of this Amendment and the Financing Documents, and any amendment, modification or supplement to this Amendment or to the Financing Documents, the consummation and administration of the transactions contemplated hereby and thereby and the enforcement, preservation, protection or defense of any of Lender's rights and remedies hereunder and under the Financing Documents, including, without limitation any costs for appraisals, searches or filing fees incurred by Lender.  All such fees, costs and expenses are referred to herein as "Expenses."  All Expenses will be payable within 15 days after Lender gives notice thereof.  Lender reserves the right to add some or all of its Expenses to the outstanding principal balance of the Note upon notice to Borrower.  Any such amount added to the principal balance of the Note by Lender for payment of its Expenses shall be deemed to have been loaned to Borrower under the terms of the Note.

SECTION 2.  AMENDMENTS TO NOTE

2.1           Amendments to Note. The Note is hereby amended as follows:

(a)           Preamble.  The second paragraph of the Preamble of the Note is hereby amended and restated in full as follows:

"The parties hereto acknowledge that this credit facility is for a total of up to Five Million Dollars ($5,000,000).  The initial advance under this Note on the date hereof shall be One Million Dollars ($1,000,000).  The parties acknowledge that an additional advance in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) was made on or about June 22, 2009 in accordance with the terms of that certain Amendment to Secured Promissory Note, dated as of June 22, 2009.  Further, pursuant to that certain Third Amendment to Secured Promissory Note, dated as of October 5, 2009 (the "Third Amendment"), Lender has agreed to make additional advances in an aggregate amount of up to One Million Dollars ($1,000,000) (the "Third Amendment Advances") on the following terms: (i) $300,000 of the Third Amendment Advances will be funded on the date of the Third Amendment (the "Initial Third Amendment Advance"), (ii) the Third Amendment Advances may only be used for the purpose of compromising Company's outstanding vendor payables reflected on Company's accounts payable exhibit attached to the Third Amendment (the "Vendor Payables") or paying for the audit of Company's financial statements (the "Audit"), (iii) Lender must approve, in advance, the use of any Third Amendment Advance for payment of the Audit, (iv) the terms on which the Vendor Payables may be compromised must be approved, in advance, by the Lender in its sole discretion, (v) prior to compromising any Vendor Payables with the Initial Third Amendment Advance, Company must obtain Lender's approval and deliver a signed vendor agreement (a "Vendor Agreement") in substantially the form of Exhibit C attached to the Third Amendment, pursuant to which, among other things, the applicable vendor shall agree to release its claim against Company in exchange for the payment to vendor that will be funded from the Initial Third Amendment Advance, (vi) in order to receive a Third Amendment Advance following the Initial Third Amendment Advance, Company must deliver to Lender a bring-down certificate, in a form acceptable to Lender (which shall include a certification by Company that each representation and warranty made by Company herein and elsewhere in each of the other Financing Documents, are true and correct on and as of the date of such future advance (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date)), together with either (x) a Vendor Agreement or (y) a signed certification from the Company that such Third Amendment Advance will be used solely in connection with the Audit.  Lender shall fund on behalf of Company the amount payable by Company under any vendor agreement approved by Lender in its sole discretion pursuant to the terms set forth above.

Thereafter, subsequent advances (other than Third Amendment Advances) shall be in such increments as may be agreed to by Lender and will be subject to the sole discretion of Lender, it being understood and acknowledged that Lender shall be under no obligation to make additional loans, advances and/or extensions of credit to or for the benefit of Company under this Note or otherwise.  The parties agree that the future advances, if any, will be on the same terms and conditions as the initial advances unless otherwise provided herein or agreed to in writing by Lender and Company.  Company shall execute and deliver a bring-down certificate, in a form acceptable to Lender, in connection with any future advance pursuant to which Company will certify that each representation and warranty made by Company herein and elsewhere in each of the other Financing Documents, are true and correct on and as of the date of such future advance (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date)."

(b)            Section 2(a).  Section 2(a) of the Note is hereby amended by adding the following sentence at the end thereof:

"Notwithstanding the forgoing, Company shall repay Lender in full the amount of any and all Third Amendment Advances, together with all accrued and unpaid interest thereon, on or before January 31, 2010."

(c)           Section 6(c) of the Note.  The first sentence of Section 6(c) of the Note is hereby amended by replacing "July 15, 2009" in the second line thereof with "November 15, 2009".

2.2           Incorporation of Amendment into Note.  Borrower hereby directs Lender to attach an original counterpart of this Amendment to the Note.  The Note and this Amendment shall be deemed to constitute a single instrument.

SECTION 3.  WARRANT AND ASSIGNMENT OF PATENTS

3.1           Warrant and Assignment of Patents.  In consideration of Lender's agreeing to make the Additional Advances to Borrower, Borrower shall (i) issue to Lender the Additional Warrant to acquire the Additional Warrant Shares at the Additional Warrant Exercise Price and (ii) execute and deliver to Lender the Assignment of Patents.

3.2           Origination Fee.  Borrower acknowledges the value to its business of the Additional Advances.  Borrower's Board of Directors has determined that Borrower would not be able to obtain financing in the amount and on the same or better terms as the Additional Advances from a third party.  Borrower acknowledges and confirms that the origination fee that it has agreed to pay Lender in consideration for the Additional Advances (i.e., the Additional Warrant and the Assignment of Patents) is fair and reasonable in relation of the value of the Additional Advances to Borrower and its business.

3.3           Patents.  Borrower covenants to use good faith efforts to assist Lender with Lender's utilization, exploitation and operation of the Patents.   Following satisfaction of all Obligations, Lender shall pay  to Borrower twenty percent (20%) of the Net Cash Flow (as defined below) derived from the Patents by Lender from and after the date on which all Obligations are satisfied.  Such payment shall be made within sixty (60) days of Lender's receipt of Net Cash Flow.  "Net Cash Flow" means, with respect to any fiscal year or other period, the total cash gross receipts of the Lender derived from the Patents during such period, less (i) all costs and expenses of Lender paid during such period with respect to the Patents as determined by Lender and (ii) amounts set aside by the Lender for the restoration or creation of commercially reasonable reserves for the Patents as determined by the Lender.  Notwithstanding the foregoing, nothing herein shall require Lender to utilize or exploit the Patents or use any efforts to generate income or revenue from the Patents.  This Section 3.3 shall survive the satisfaction of the Obligations and the cancellation of the Note.

SECTION 4.  COLLATERAL

4.1           Affirmation of Existing Collateral.  Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Lender has, and shall continue to have, and is hereby granted a continuing, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof.  Borrower acknowledges and agrees that nothing herein contained in any way impairs Lender's existing rights and priority in the Collateral.

4.2           Further Assurances.  Upon execution of this Amendment, and thereafter as Lender may from time to time request, Borrower shall further assist Lender in effectuating the terms and intent of this Amendment and the Financing Documents and in assuring continued, effective and proper perfection of Lender's liens and security interests in the Collateral.  Borrower hereby authorizes Lender to sign (if necessary) on Borrower's behalf and/or file, from time to time, without signature of Borrower, any financing statements as Lender may reasonably deem necessary to perfect, or maintain perfection, of Lender's security interests.

SECTION 5.  EFFECTIVENESS CONDITIONS

5.1           Conditions.  Lender's undertakings hereunder are subject to satisfactory completion, as determined by Lender in its sole discretion (all documents to be in form and substance satisfactory to Lender and its counsel) of the following conditions ("Effectiveness Conditions"):

(a)           Borrower's execution and delivery of this Amendment, the Additional Warrant and the Assignment of Patents;

(b)           Borrower shall have delivered to Lender resolutions of the Board of Directors of Borrower authorizing the execution and delivery of this Amendment, the Additional Warrant and the Assignment of Patents and the transactions herein and therein contemplated;

(c)           No Default or Event of Default shall have occurred and be continuing under the Financing Documents; and

(d)           All Expenses incurred by Lender shall have been paid by Borrower when due.

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower represents, warrants and covenants to Lender that:

6.1           Prior Representations.  By execution of this Amendment, except as otherwise expressly set forth herein, Borrower reconfirms all warranties and representations made to Lender under the Financing Documents and restates such warranties and representations as of the date hereof all of which shall be deemed continuing until all of the Obligations are paid and satisfied in full.

6.2           No Conflict. The execution and delivery by Borrower of this Amendment, the Additional Warrant and the Assignment of Patents and the performance of the obligations of Borrower hereunder and thereunder and the consummation by Borrower of the transactions contemplated hereby and thereby: (i) are within the corporate powers of Borrower; (ii) are duly authorized by the Board of Directors of Borrower and, if necessary, its stockholders; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of Borrower or of any indenture, contract, lease, agreement instrument or other commitment to which Borrower is a party or by which Borrower or any of its property are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Borrower; and (vi) will not, except as contemplated herein for the benefit of Lender, result in the imposition of any Liens upon any property of Borrower.

6.3           Stockholder Authorization.  Neither the execution, delivery or performance by Borrower of this Amendment, the Additional Warrant or the Assignment of Patents nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance or reservation for issuance of the Additional Warrant Shares) requires any consent or authorization of Borrower's stockholders.

6.4           Issuance of Shares.  The Additional Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Additional Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of Borrower and will not impose personal liability upon the holder thereof.  Neither the issuance of the Additional Warrant nor the issuance of the Additional Warrant Shares upon the exercise thereof will result in any adjustment in the number of shares of capital stock or other securities of Borrower issuable upon conversion or exercise of any outstanding warrants, options, rights or other convertible securities of Borrower or any adjustment in the conversion or exercise thereof.

6.5           Valid, Binding and Enforceable.  This Amendment, the Additional Warrant and the Assignment of Patents and any assignment or other instrument, document or agreement executed and delivered in connection herewith or therewith, will be valid, binding and enforceable in accordance with their respective terms with respect to Borrower upon the execution and delivery by Borrower thereof.

6.6           Event of Default.  No Default or Event of Default has occurred (other than the Existing Defaults (as defined under the Waiver and Amendment Agreement)) or is continuing under the Note or any of the other Financing Documents.

6.7           Covenants.  Borrower has performed and complied with all covenants, agreements, obligations and conditions to be performed or complied with under the Note and the other Financing Documents.

6.8           Accounts Payable.  Exhibit D attached hereto sets forth a true and complete list of Borrower's current accounts payable for trade payables (the "Vendor Payables"), showing the name and address of the vendor, the date such trade payable was incurred and the total amount due by Borrower.  Each Vendor Payable was incurred in the ordinary course of Borrower's business.

SECTION 7.  BORROWER'S EXISTING COVENANTS

7.1           Existing Covenants.  Borrower covenants that on and after the date of execution of this Amendment and until the Obligations are indefeasibly paid and satisfied in full that, except as expressly modified hereby, Borrower shall continue to observe and maintain compliance with all covenants, representations and warranties contained in, or arising in conjunction with, the Financing Documents.

SECTION 8.  MISCELLANEOUS

8.1           Default.

(a)           In addition to each of the Events of Default set forth in the Financing Documents, the (i) failure of Borrower to comply with its representations, warranties, covenants or other undertakings under this Amendment, or (ii) occurrence or institution of any action or proceeding which may adversely affect Borrower's ability to perform under this Amendment (as determined by Lender in its discretion), shall be an Event of Default under the Financing Documents and upon such failure, Lender's undertakings under this Amendment may at Lender's discretion, and without notice to Borrower immediately terminate and Lender may exercise its rights and remedies as granted under the Financing Documents and under applicable law or in equity.

(b)           Any default by Borrower under any of the Financing Documents, shall be considered a default and an Event of Default under all of the Financing Documents and upon such default, Lender's undertakings under this Amendment may at Lender's discretion, and without notice to Borrower immediately terminate and Lender may exercise its rights and remedies as granted under the Financing Documents and under applicable law or in equity.

8.2           Integrated Agreement.  This Amendment shall be deemed incorporated into and made a part of the Financing Documents.  The Financing Documents and this Amendment shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Lender's rights, remedies and security.  If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.

8.3           Non-Waiver.  No omission or delay by Lender in exercising any right or power under this Amendment, or the Financing Documents or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.  Lender's rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.

8.4           Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

8.5           Survival.  All warranties, representations and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Amendment, shall be considered to have been relied upon by Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder.  All warranties, representations, and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

8.6           Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.  No delegation by Borrower of any duty or obligation of performance may be made or is intended to be made to Lender.  No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrower.

8.7           GOVERNING LAW.  THIS AMENDMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.  THE PROVISIONS OF THIS AMENDMENT, THE OTHER FINANCING DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8.8           CONSENT TO JURISDICTION.  BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING.  BORROWER WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON.  BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

8.9           WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE FINANCING DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

8.10           RELEASE.  AS FURTHER CONSIDERATION FOR THE LENDER'S AGREEMENT TO MAKE THE ADVANCE SET FORTH HEREIN, BORROWER HEREBY WAIVES AND RELEASES AND FOREVER DISCHARGES LENDER AND ITS MEMBERS, OFFICERS, DIRECTORS, ATTORNEYS, AGENTS AND EMPLOYEES FROM ANY LIABILITY, DAMAGE, CLAIM, LOSS OR EXPENSE OF ANY KIND THAT BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER ARISING OUT OF OR RELATING TO THE OBLIGATIONS, THIS AMENDMENT OR THE FINANCING DOCUMENTS.

8.11           Waivers.

(a)           Borrower will not, directly or indirectly, do any act or fail to do any act, which would impair or affect Lender's security interest in any Collateral, nor will Borrower upon any default or Event of Default under this Amendment or the other Financing Documents, contest Lender's right to obtain judgment against Borrower or to foreclose upon any Collateral pledged to Lender, nor will Borrower move to vacate or enjoin such judgment or foreclosure.

(b)           Borrower waives and renounces all rights which are waivable under Article 9 of the Uniform Commercial Code as such rights relate to Borrower's relationship with Lender, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral (U.C.C. §§9-610, 9-615 and 9-620), any right of redemption under U.C.C. §9-623, and any right to notice relating to disposition of collateral under U.C.C. §9-611.

8.12           Advice of Counsel.  Borrower acknowledges that it had the right to consult with independent legal counsel concerning this Amendment and specifically regarding the effect and implications of Sections 8.8, 8.9, 8.10 and 8.11 above and Borrower knowingly and voluntarily hereby waives the rights described therein or affected thereby.

8.13           Signatories.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

8.14           Duplicate Originals.  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

8.15           Effect of Amendment.  Except as expressly stated herein:  (a) the Financing Documents are and shall be unchanged and remain in full force and effect, and (b) this Amendment shall not constitute a waiver of any Default or Event of Default or a waiver of the right of Lender to insist upon compliance with any term, covenant, condition or provision of the Note and the other Financing Documents, as amended hereby.  Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, diminish, impair, reduce or otherwise affect the respective obligations and liabilities of Borrower or any other Person under any of the Financing Documents, all of which as amended hereby, shall continue in full force and effect.  Borrower hereby ratifies and confirms the existence of each of the Financing Documents to which it is a party, each of the Liens created pursuant to each such Financing Document and each and every term, condition, obligation, liability, undertaking and covenant therein contained.  Each of the Financing Documents is hereby amended and modified to the extent necessary (and without any further action on behalf of Borrower, Lender or any other Person) in order to give full force and effect to this Amendment.  This Amendment constitutes a Financing Document.

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IN WITNESS WHEREOF, the undersigned parties have executed this Third Amendment the day and year first above written.

IMAGEWARE SYSTEMS, INC.

By:           _________________________
Name:   S. James Miller
Title: Chairman and CEO

BET FUNDING LLC

By: ________________________
Name:  Douglas Topkis
Title:  Member

Exhibit A

Form of Additional Warrant

Exhibit B

Form of Assignment of Patents

Exhibit C

Form of Vendor Agreement

Exhibit D

Vendor Payables